UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2005

TERRA NITROGEN COMPANY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-10877	73-1389684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102-6000

(712) 277-1340

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On May 31, 2005, the Board of Terra Nitrogen Corporation (“TNC”), the general partner of Terra Nitrogen Company, L.P. (the “Company”), approved a phantom equity component to its overall director compensation package for non-management directors.

The newly approved phantom equity plan is available only to non-management directors of TNC and consists of an annual award of 1,250 phantom common units of the Company per director. The plan provides for three annual distributions of phantom units, the first distribution to occur on June 1, 2005. In addition to the annual award of phantom units, non-management directors shall receive a quarterly distribution of phantom units based on the quarterly cash distribution made to unitholders of the Company.

A summary of the phantom equity plan, as approved by the Board of TNC, is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

10.1	Summary of Phantom Equity Plan for Non-Management Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA NITROGEN COMPANY, L.P.

By: Terra Nitrogen Corporation
Its: General Partner

/s/ Mark A. Kalafut
Mark A. Kalafut
Vice President, General Counsel and Corporate Secretary

Date: May 31, 2005